EXHIBIT 10




                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT

         AMENDMENT NO. 3 TO RIGHTS AGREEMENT, dated as of April 1, 2003 (this "Amendment"), to the Rights Agreement, dated as of January 5, 2000, as amended (the "Rights Agreement"), by and between Unocal Corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company (as successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent"). Terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

         WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section 27; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to provide that any "Person" that is a "Qualified Institutional Investor" (as defined herein) will not be deemed an "Acquiring Person."

         NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

         1. Section 1 of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

         (p) "Qualified Institutional Investor" shall mean, as of any time of determination, a Person that is described in Rule 13d-1(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and, if such Person is the Beneficial Owner of greater than 5% of the Common Shares of the Company, does in fact report) beneficial ownership of Common Shares of the Company on Schedule 13G, and such Person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Common Shares of the Company, (ii) shall be the Beneficial Owner of less than 15% of the Common Shares of the Company then outstanding (including in such calculation the holdings of all of such Person's Affiliates and Associates other than those which, under published interpretations of the SEC or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the Common Shares of the Company) and (iii) shall be the Beneficial Owner of less than 20% of the Common Shares of the Company then outstanding, provided, however, that, if such Person or an Affiliate of such Person shall have, as of March 26, 2003, reported beneficial ownership of greater than 5% of the Common Shares of the Company for a period of 3 consecutive years and shall thereafter continuously beneficially own greater than 5% of the Common Shares of the Company then outstanding prior to the time of determination, such Person shall be the Beneficial Owner of less than 30% of the Common Shares of the Company then outstanding.

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         2. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, or (ii) a Qualified Institutional Investor. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares of the Company in Common Shares of the Company or pursuant to a split or subdivision of the outstanding Common Shares of the Company), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares of the Company so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement; and (ii) if, as of the date of this Amendment, any Person which would otherwise be a Qualified Institutional Investor is the Beneficial Owner of 20% or more of the Common Shares of the Company outstanding, such Person shall not be or become an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares of the Company in Common Shares of the Company or pursuant to a split or subdivision of the outstanding Common Shares of the Company), unless, upon becoming the Beneficial Owner of such additional Common Shares of the Company, such Person is not then the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding.

         3. Exhibit B to the Rights Agreement, being the form of Rights Certificate, is hereby modified and amended by (a) inserting in the third line of the first paragraph following the words "dated as of January 5, 2000, as amended as of March 27, 2002 and as of August 2, 2002" the words "and as of April 1, 2003".

         4. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights

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Agent shall be governed by and construed in accordance with the laws of the
State of New York applicable to contracts made and to be performed entirely within such state.

         5. Except as specifically amended by this Agreement, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

Attest:                            UNOCAL CORPORATION

By:      /s/ JANE NEAL             By:     /s/ CHARLES O. STRATHMAN
     -------------------------             ---------------------------------
Name:    Jane Neal                 Name:   Charles O. Strathman
Title:   Assistant Secretary       Title:  Vice President & Chief Legal Officer






Attest:                            MELLON INVESTOR SERVICES LLC
                                   (as Rights Agent)

By:      /s/ RONALD LUG            By:     /s/ JAMES KIRKLAND
     -------------------------             ----------------------------
Name:    Ronald Lug                Name:   James Kirkland
Title:   Vice President            Title:  Assistant Vice President

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